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                                                                   Exhibit 23.4


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MANO Holdings Corporation and
     KBMC Acquisition Company, L.P.:

We have audited in accordance with generally accepted auditing standards, the combined financial statements of MANO Holdings Corporation and KBMC Acquisition Company, L.P. included in this registration statement and have issued our report thereon dated September 24, 1997. Our audit was made for the purpose of forming and opinion on the basic financial statements taken as a whole. The schedule listed in item 21(b) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                           ARTHUR ANDERSEN LLP

Roseland, New Jersey
September 24, 1997